CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated October 9, 2024, relating to the financial statements and financial highlights, which appears in Putnam Emerging Markets Equity Fund’s Annual Report on Form N-CSR for the year ended August 31, 2024. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 23, 2024